Exhibit (b)

CERTIFICATION OF CEO AND CFO
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002

In connection with the Certified Shareholder Report on Form N-CSR of CC Real Estate Income Master Fund (the “Fund”) for the six months ended June 30, 2019, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Form N-CSR”), Kevin P. Traenkle, as Chief Executive Officer of the Company, and Frank V. Saracino, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

•	The Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 5, 2019

/s/ Kevin P. Traenkle
Kevin P. Traenkle
Chief Executive Officer and President
(Principal Executive Officer)

/s/ Frank V. Saracino
Frank V. Saracino
Chief Financial Officer and Treasurer
(Principal Financial Officer)